File Pursuant to Rule 433(d)
Registration Statement No. 333-131231

Goldman, Sachs & Co. Structured Products Group	May 31, 2006

$511,373,000 Approximately New Century Alternative Mortgage Loan Trust 2006-ALT1

New Century Mortgage Securities, LLC Depositor Home123 Corporation and New Century Mortgage Corporation Originators Wells Fargo Bank, N.A. Servicer

Sole Manager

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

Approximately $511,373,000
New Century Alternative Mortgage Loan Trust 2006-ALT1

New Century Mortgage Securities, LLC
Depositor

Home123 Corporation and New Century Mortgage Corporation
Originators

Wells Fargo Bank, N.A.
Servicer

Transaction Highlights

Offered Classes	Description	Balance (3)	Expected Ratings (S&P/ Moody’s)	Avg Life to Call / Mty(1)(2)	Payment Window To Call(1)(2)	Initial Subordination Level	Benchmark
AV1	Floater	$175,690,000	AAA/Aaa	1.00	06/06-05/08	5.90%	1 Mo. LIBOR
AF2	Fixed	$50,280,000	AAA/Aaa	2.20	05/08-12/08	5.90%	N/A
AF3	Fixed	$73,724,000	AAA/Aaa	3.10	12/08-04/10	5.90%	N/A
AF4	Fixed	$77,860,000	AAA/Aaa	5.00	04/10-01/13	5.90%	N/A
AF5	Fixed	$64,366,000	AAA/Aaa	8.80	01/13-09/15	5.90%	N/A
AF6	Fixed	$49,102,000	AAA/Aaa	6.58	06/09-09/15	5.90%	N/A
M1	Fixed	$7,301,000	AA+/Aa1	6.13	06/09-09/15	4.50%	N/A
M2	Fixed	$2,610,000	AA/Aa2	6.13	06/09-09/15	4.00%	N/A
M3	Fixed	$2,610,000	AA-/Aa3	6.13	06/09-09/15	3.50%	N/A
M4	Fixed	$2,610,000	A+/A1	6.13	06/09-09/15	3.00%	N/A
M5	Fixed	$2,610,000	A/A2	6.13	06/09-09/15	2.50%	N/A
M6	Fixed	$2,610,000	A-/A3	6.05	06/09-09/15	2.00%	N/A

Notes: (1) Notes are priced to the 10% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Bond sizes subject to a variance of plus or minus 5%.

Prepayment Assumption

Assume 8% CPR in month 1, building linearly to 22% CPR over 12 months, and remaining at 22% CPR thereafter.

Issuing Entity:	New Century Alternative Mortgage Loan Trust 2006-ALT1

Depositor:	New Century Mortgage Securities, LLC

Seller and Sponsor:	New Century Credit Corporation, a California Corporation.

Originators:	Home123 Corporation, a California corporation and New Century Mortgage Corporation, a California corporation.

Servicer:	New Century Mortgage Corporation for the first distribution date. Wells Fargo Bank, N.A. thereafter (Servicing transfer to take place on July 3, 2006).

Owner Trustee:	Wilmington Trust Company.

Indenture Trustee and Custodian:	Deutsche Bank National Trust Company.

Legal Structure:	A Delaware Statutory Trust will issue 12 classes of notes and a single class of ownership certificates (the “Owner Trust Certificates”).

Lead Underwriter:	Goldman, Sachs & Co.

Offered Notes:
Approximately $175,690,000 senior floating-rate Notes (the Class AV1 Notes), approximately $315,332,000 senior fixed-rate Notes (the Class AF2, Class AF3, Class AF4, Class AF5 and Class AF6 Notes and collectively with the AV1 Notes, the “Class A Notes”) and approximately $20,351,000 mezzanine fixed-rate Notes (the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes and collectively the “Class M Notes”). The Class A Notes and the Class M Notes are referred to herein as the “Offered Notes”. The Offered Notes are backed by fixed-rate, first lien, Alt-A type loans (the “Mortgage Loans”).

Floating Rate Notes:	The Class AV1 Notes

Fixed Rate Notes:	The Class AF2, Class AF3, Class AF4, Class AF5, Class AF6 and Class M Notes

Non-Offered Certificates:	The Owner Trust Certificates will not be publicly offered and will represent the beneficial ownership interest in the Issuer.

Collateral:	As of May 1, 2006 the Mortgage Loans consist of approximately 1,855 fixed-rate, first lien, Alt-A mortgage loans, totaling approximately $521,809,575.

Expected Pricing Date:	The week of June 5, 2006

Closing Date:	On or about June 22, 2006

Cut-off Date:	May 1, 2006

Payment Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2006.

Final Scheduled Payment Date:	The Payment Date occurring in July 2036.

Record Date:
With respect to the Floating Rate Notes, the business day immediately preceding each Payment Date. With respect to the Fixed Rate Notes, the last business day of the calendar month preceding the related Payment Date.

Delay Days:	0 (zero) days on Floating Rate Notes and 24 (twenty-four) days delay on the Fixed Rate Notes.

Due Period:
The Due Period with respect to any Payment Date commences on the second day of the month immediately preceding the month in which such Payment Date occurs and ends on the first day of the month in which such Payment Date occurs.

Interest Accrual Period:
Interest with respect to the Floating Rate Notes will initially accrue from the Closing Date to, but excluding, the first Payment Date. Thereafter, interest will accrue from the prior Payment Date to, but excluding, the then current Payment Date. With respect to the Floating Rate Notes, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

With respect to the Fixed Rate Notes, interest will accrue during the calendar month preceding the related Payment Date on a 30/360 basis.

Prepayment Period:	The Prepayment Period with respect to any Payment Date is the calendar month immediately preceding the month in which the Payment Date occurs.

ERISA Considerations:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Notes will be eligible for purchase by certain ERISA plans as of the Closing Date. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Notes.

Legal Investment:	The Class A, Class M1, Class M2 and Class M3 Notes will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Taxation:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Optional Redemption:
At its option, the holder of the Owner Trust Certificates may cause all of the Mortgage Loans (and properties acquired on behalf of the Issuer) to be purchased when the Mortgage Loans remaining in the Trust, as of the last day of the related Due Period, have been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In such case, the Class A Notes and the Class M Notes will be redeemed at par plus accrued interest.

Administrative Fees:
The “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.250% per annum and the “Indenture Trustee Fee” calculated at the “Indenture Trustee Fee Rate” of less than 0.010% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the Mortgage Loans.

Deferred Interest:
Deferred Interest with respect to the Class M Notes and any payment date is equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on any Allocated Realized Loss Amount allocated to such class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Credit Enhancement:	1. Excess Spread 2. Prepayment Penalties 3. Overcollateralization and 4. Subordination

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Payment Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate Note Balance of the Offered Notes, after taking into account the payments of principal to be made on such Payment Date.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount with respect to any Payment Date equals the lesser of (a) the Net Monthly Excess Cashflow for such Payment Date and any prepayment charges collected during the related Prepayment Period and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Payment Date has been paid).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Payment Date is the lesser of (a) the Principal Remittance Amount on such Payment Date and (b) the excess, if any, of:
(i)  The Overcollateralized Amount for such Payment Date (calculated for this purpose only after assuming that 100% of the Principal Payment Amount on such Payment Date has been paid) over
(ii)  the Overcollateralization Target Amount for such Payment Date.

Overcollateralization Target Amount:
With respect to any Payment Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately $2,609,048 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. The Overcollateralization Target Amount for the Offered Notes will be fully funded on the Closing Date.

Stepdown Date:
The earlier of (i) the first Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in June 2009 and (y) the first Payment Date on which the Credit Enhancement Percentage for the Class A Notes is greater than or equal to approximately 11.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Notes for any Payment Date is the percentage obtained by dividing (x) the aggregate Note Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

Target Credit Enhancement Percentage
	Class	Initial	On and After Stepdown Date
	A	5.90%	11.80%
	M1	4.50%	9.00%
	M2	4.00%	8.00%
	M3	3.50%	7.00%
	M4	3.00%	6.00%
	M5	2.50%	5.00%
	M6	2.00%	4.00%

Trigger Event:
A Trigger Event will have occurred with respect to any Payment Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 45% of the Credit Enhancement Percentage for the Class A Notes, or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring in	Percentage
June 2008 - May 2009	0.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter
June 2009 - May 2010	0.450% for the first month, plus an additional 1/12th of 0.300% for each month thereafter
June 2010 - May 2011	0.750% for the first month, plus an additional 1/12th of 0.200% for each month thereafter
June 2011 - May 2012	0.950% for the first month, plus an additional 1/12th of 0.250% for each month thereafter
June 2012 and thereafter	1.200%

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:	With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding calendar months.

Class AF6 Calculation Percentage:
For any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the Note Balance of the Class AF6 Notes and the denominator of which is the aggregate Note Balance of the Class A Notes.

Class AF6 Lockout Distribution Amount:
For any Payment Date will be an amount equal to the product of (i) the Class AF6 Calculation Percentage for that Payment Date, (ii) the Class AF-6 Lockout Percentage for that Payment Date and (iii) the principal allocable to the Class A Notes for that Payment Date. In no event shall the Class AF6 Lockout Distribution Amount exceed the outstanding Note Balance for the Class AF6 Notes or the Class A Principal Payment Amount for the applicable Payment Date.

Class AF6 Lockout Distribution Amount:	For each Payment Date will be as follows:

Payment Date (Months)	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Realized Losses:
Generally, any realized losses on the Mortgage Loans will be absorbed first, by the Excess Spread, second, by Prepayment Penalties, and third, by the Overcollateralization Amount and fourth, by the Class M Notes in reverse numerical order.

Interest Payment Priority:
On each Payment Date, the Interest Remittance Amount will be paid in the following order of priority:
(i)  to the holders of the Class A Notes, the Senior Interest Payment Amount for such Notes;
(ii)  to the holders of the Class M1 Notes, the Interest Payment Amount for such Notes;
(iii)  to the holders of the Class M2 Notes, the Interest Payment Amount for such Notes;
(iv)  to the holders of the Class M3 Notes, the Interest Payment Amount for such Notes;
(v)  to the holders of the Class M4 Notes, the Interest Payment Amount for such Notes;
(vi)  to the holders of the Class M5 Notes, the Interest Payment Amount for such Notes; and
(vii)  to the holders of the Class M6 Notes, the Interest Payment Amount for such Notes.

Principal Payment Priority:
On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be paid as follows:
(i)  sequentially:
a.    to the Class AF6 Notes, an amount equal to the AF6 Lockout Distribution Amount, until the Note Balance thereof has been reduced to zero;
b.    sequentially, to the Class AV1, AF2, AF3, AF4 and AF5 Notes, in that order, until their respective Note Balances have been reduced to zero; and
c.    to the Class AF6 Notes, without regard to the Class AF6 Lockout Distribution Amount, until the Note Balance thereof has been reduced to zero;
(ii)  the portion of the available Principal Payment Amount remaining after making the distributions described above in paragraph (i) will be distributed sequentially in the following order of priority:
a.    to the holders of the Class M1 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero;
b.    to the holders of the Class M2 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero;
c.    to the holders of the Class M3 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero;
d.    to the holders of the Class M4 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero;
e.    to the holders of the Class M5 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero; and
f.    to the holders of the Class M6 Notes, any Principal Payment Amount until the Note Balance thereof has been reduced to zero.

Principal Payment Priority (continued):
On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Payment Amount shall be paid as follows:
(i)  to the Class A Notes, the lesser of the Principal Payment Amount and the Class A Principal Payment Amount, sequentially as follows:
a.    to the Class AF6 Notes, an amount equal to the AF6 Lockout Distribution Amount, until the Note Balance thereof has been reduced to zero;
b.    sequentially, to the Class AV1, AF2, AF3, AF4 and AF5 Notes, in that order, until their respective Note Balances have been reduced to zero; and
c.    to the Class AF6 Notes, without regard to the Class AF6 Lockout Distribution Amount, until the Note Balance thereof has been reduced to zero;
(ii)  the portion of the available Principal Payment Amount remaining after making the distributions described above in paragraph (i) will be distributed sequentially in the following order of priority:
a.    to the Class M1 Notes, the lesser of the remaining Principal Distribution Amount and the Class M1 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero;
b.    to the Class M2 Notes, the lesser of the remaining Principal Distribution Amount and the Class M2 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero;
c.    to the Class M3 Notes, the lesser of the remaining Principal Distribution Amount and the Class M3 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero;
d.    to the Class M4 Notes, the lesser of the remaining Principal Distribution Amount and the Class M4 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero;
e.    to the Class M5 Notes, the lesser of the remaining Principal Distribution Amount and the Class M5 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero; and
f.     to the Class M6 Notes, the lesser of the remaining Principal Distribution Amount and the Class M6 Principal Distribution Amount, until the Note Balance thereof has been reduced to zero.
Notwithstanding the allocation of principal to the Class A Notes described above, from and after the Payment Date on which the aggregate Note Balance of the Class M Notes and the Overcollateralization Amount have been reduced to zero, any principal payments allocated to the Class A Notes are required to be allocated pro rata among the Class AV1, AF2, AF3, AF4 and AF5 Notes until their respective Note Balances have been reduced to zero.

Monthly Excess Cashflow Payments:
With respect to any Payment Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)  to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount, payable as part of the Principal Payment Amount;
(ii)  to the holders of the Class M1 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(iii)  to the holders of the Class M2 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M3 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(v)  to the holders of the Class M4 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M5 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(vii)  to the holders of the Class M6 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes and the previously allocated Realized Loss Amounts;
(viii)  concurrently, any Class A Basis Risk Carry Forward Amount to the Class A Notes pro rata, based on their respective Note Balances immediately prior to such Payment Date;
(ix)  sequentially, to the holders of the Class M1, M2, M3, M4, M5 and M6 Notes, in that order, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;
(x)  sequentially, to the holders of the Class M1, M2, M3, M4, M5 and M6 Notes, in that order, in each case up to their respective unpaid remaining Deferred Interest Amounts; and
(xi)  to the holders of the Owner Trust Certificates as provided in the Trust Agreement.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Administrative Fees.

Available Funds Cap:
The Available Funds Cap for the Floating Rate Notes on any Payment Date is a rate per annum equal to (x) the weighted average of the Expense Adjusted Mortgage Rates (adjusted for the actual number of days in the related Interest Accrual Period) on the then outstanding Mortgage Loans multiplied by (y) a fraction the numerator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date.

The Available Funds Cap for the Fixed Rate Notes on any Payment Date is a rate per annum equal to (x) the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans multiplied by (y) a fraction the numerator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date.

Note Rate:
The Note Rate on any Payment Date for the Floating Rate Notes will equal the lesser of One-Month LIBOR plus the related margin, the Available Funds Cap and [ ]%.

The Note Rate on any Payment Date for each class of Fixed Rate Notes will equal the lesser of the Available Funds Cap and the coupon rate set for each respective Fixed Rate Note.

Interest Carry Forward Amount:
For each class of Offered Notes, and on any Payment Date, the sum of (i) the excess of (A) the accrued Note Interest for such Class with respect to the prior Payment Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Payment Date, over (B) the amount actually paid to such class with respect to interest on such prior Payment Date and (ii) interest on such excess at the Note Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Notes of any class on any Payment Date is equal to interest accrued at the Note Rate for that class during the related Interest Accrual Period on the Note Balance of that class immediately prior to the Payment Date.

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Payment Date is equal to the Interest Payment Amount for such Payment Date for the Class A Notes and the Interest Carry Forward Amount, if any, for that Payment Date for the Class A Notes.

Basis Risk Carryover Amount:
The Basis Risk Carryover Amount for any Payment Date and the Floating Rate Notes is the excess of (i) the amount of interest such class would have accrued for such Payment Date had the applicable Note Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of notes accrued for such Payment Date based on the Available Funds Cap, together with the unpaid portion of any such amounts from the prior Payment Date (and accrued interest thereon at the then applicable Note Rate, without giving effect to the Available Funds Cap). The ratings on the Floating Rate Notes do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Basis Risk Shortfall:
Because each Mortgage Loan has a mortgage rate that is fixed, and the Note Rates on the Floating Rate Notes are based on one-month LIBOR, the application of the Available Funds Cap could result in shortfalls of interest otherwise payable on those notes in certain periods. If basis risk interest shortfalls occur, they will be carried forward and will be paid from Net Monthly Excess Cashflow on a subordinated basis on the same Payment Date or in any subsequent period.

Step-up Coupon:
If the Optional Redemption is not exercised on the first Payment Date following the Stepdown Date on which it could have been exercised, the coupon on the Class AF4, AF5, AF6 and Class M Notes will increase by 0.50% per annum.

Principal Payment Amount:
The Principal Payment Amount for any Payment Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization Increase Amount for such Payment Date minus the amount of any Overcollateralization Reduction Amount for such Payment Date.

Senior Principal Payment Amount:
The Senior Principal Payment Amount is an amount equal to the excess of (x) the aggregate Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M1 Principal Payment Amount:
The Class M1 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 91.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M2 Principal Payment Amount:
The Class M2 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A and Class M1 Notes (after taking into account the payment of the Senior Principal Payment Amount and Class M1 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 92.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M3 Principal Payment Amount:
The Class M3 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M1 Notes and Class M2 Notes (after taking into account the payment of the Senior Principal Payment Amount, the Class M1 Principal Payment Amounts and the Class M2 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 93.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M4 Principal Payment Amount:
The Class M4 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M1 Notes, Class M2 Notes and Class M3 Notes (after taking into account the payment of the Senior Principal Payment Amount, the Class M1 Principal Payment Amounts, the Class M2 Principal Payment Amounts, and the Class M3 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 94.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M5 Principal Payment Amount:
The Class M5 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M1 Notes, Class M2 Notes, Class M3 Notes and Class M4 Notes (after taking into account the payment of the Senior Principal Payment Amount, the Class M1 Principal Payment Amounts, the Class M2 Principal Payment Amounts, the Class M3 Principal Payment Amounts, and the Class M4 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 95.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

Class M6 Principal Payment Amount:
The Class M6 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes and Class M5 Notes (after taking into account the payment of the Senior Principal Payment Amount, the Class M1 Principal Payment Amounts, the Class M2 Principal Payment Amounts, the Class M3 Principal Payment Amounts, the Class M4 Principal Payment Amounts and the Class M5 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M6 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 96.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,609,048.

The Mortgage Loans - All Collateral

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Aggregate Principal Balance:	$521,809,575
Number of Mortgage Loans:	1,855
Average Principal Balance:	$281,299
Weighted Average Current Mortgage Rate:	6.821%
Weighted Average Net Mortgage Rate:	6.561%
Weighted Average Credit Score:	723
Weighted Average Combined Original LTV:	83.07%
Weighted Average Original LTV:	74.50%
Weighted Average Stated Remaining Term:	358
Weighted Average Stated Original Term:	359
Percentage of Silent Seconds:	11.09%

DISTRIBUTION BY PRODUCT TYPE

Product Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
15 Year Fixed	30	$4,113,546	0.79%	$137,118	6.297%	64.66%	732
30 Year Fixed	1,625	450,706,967	86.37	277,358	6.814	74.52	725
Fixed Balloon 40/30	200	66,989,061	12.84	334,945	6.895	74.99	713
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY GROSS MORTGAGE RATE

Range of Gross Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
5.500% - 5.999%	8	$3,092,683	0.59%	$386,585	5.834%	75.02%	725
6.000% - 6.499%	304	97,536,510	18.69	320,844	6.300	71.49	740
6.500% - 6.999%	960	280,181,445	53.69	291,856	6.684	74.43	724
7.000% - 7.499%	349	87,280,661	16.73	250,088	7.161	76.13	716
7.500% - 7.999%	153	36,064,734	6.91	235,717	7.669	76.75	704
8.000% - 8.499%	33	6,872,605	1.32	208,261	8.183	78.53	684
8.500% - 8.999%	33	6,957,748	1.33	210,841	8.723	80.54	689
9.000% - 9.499%	12	3,115,138	0.60	259,595	9.163	79.20	696
9.500% - 9.999%	3	708,050	0.14	236,017	9.505	80.37	705
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE

Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
$1 - $50,000	20	$830,857	0.16%	$41,543	7.481%	75.71%	713
$50,001 - $100,000	164	13,058,884	2.50	79,627	7.082	69.99	715
$100,001 - $200,000	638	95,504,490	18.30	149,694	6.867	75.50	719
$200,001 - $300,000	398	97,978,421	18.78	246,177	6.893	75.39	719
$300,001 - $400,000	230	79,554,052	15.25	345,887	6.840	76.52	720
$400,001 - $500,000	177	79,689,074	15.27	450,221	6.789	72.58	724
$500,001 - $600,000	102	55,611,019	10.66	545,206	6.753	76.10	734
$600,001 - $700,000	61	39,121,040	7.50	641,329	6.685	74.79	732
$700,001 - $800,000	23	17,326,084	3.32	753,308	6.756	73.61	724
$800,001 - $900,000	15	12,741,302	2.44	849,420	6.965	71.23	723
$900,001 - $1,000,000	12	11,714,025	2.24	976,169	6.513	66.33	739
$1,000,001 & Above	15	18,680,327	3.58	1,245,355	6.691	70.20	726
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
$1 - $50,000	19	$780,969	0.15%	$41,104	7.552%	77.74%	715
$50,001 - $100,000	163	12,922,781	2.48	79,281	7.085	69.74	715
$100,001 - $200,000	640	95,690,482	18.34	149,516	6.866	75.51	719
$200,001 - $300,000	398	97,978,421	18.78	246,177	6.893	75.39	719
$300,001 - $400,000	229	79,154,671	15.17	345,654	6.841	76.60	719
$400,001 - $500,000	178	80,088,455	15.35	449,935	6.788	72.53	724
$500,001 - $600,000	102	55,611,019	10.66	545,206	6.753	76.10	734
$600,001 - $700,000	61	39,121,040	7.50	641,329	6.685	74.79	732
$700,001 - $800,000	23	17,326,084	3.32	753,308	6.756	73.61	724
$800,001 - $900,000	15	12,741,302	2.44	849,420	6.965	71.23	723
$900,001 - $1,000,000	12	11,714,025	2.24	976,169	6.513	66.33	739
$1,000,001 & Above	15	18,680,327	3.58	1,245,355	6.691	70.20	726
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY REMAINING TERMS TO MATURITY

Range of Remaining Terms To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
1 - 180	30	$4,113,546	0.79%	$137,118	6.297%	64.66%	732
241 - 360	1,825	517,696,029	99.21	283,669	6.825	74.58	723
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY ORIGINAL TERMS TO MATURITY

Range of Original Terms To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
1 - 180	30	$4,113,546	0.79%	$137,118	6.297%	64.66%	732
241 - 360	1,825	517,696,029	99.21	283,669	6.825	74.58	723
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY ORIGINAL LTV

Range of Original LTVs	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
20.00% & Below	3	$235,000	0.05%	$78,333	6.625%	18.04%	754
20.01% - 40.00%	50	9,575,447	1.84	191,509	6.558	32.70	725
40.01% - 60.00%	157	44,919,054	8.61	286,109	6.658	52.87	722
60.01% - 80.00%	1,542	446,267,293	85.52	289,408	6.832	76.91	723
80.01% - 100.00%	103	20,812,780	3.99	202,066	7.042	89.51	724
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY COMBINED ORIGINAL LTV

Range of Combined Original LTVs	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
80.00% & Below	799	$256,972,039	49.25%	$321,617	6.737%	69.22%	722
80.01% - 85.00%	33	11,501,599	2.20	348,533	6.898	76.75	726
85.01% - 90.00%	233	73,063,165	14.00	313,576	6.856	80.27	727
90.01% - 95.00%	125	34,440,831	6.60	275,527	6.883	79.82	726
95.01% - 100.00%	665	145,831,940	27.95	219,296	6.929	79.49	722
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY STATE

States	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
CA	517	$197,408,476	37.83%	$381,835	6.790%	72.74%	721
AZ	199	56,186,243	10.77	282,343	6.906	73.76	723
TX	259	43,437,399	8.32	167,712	6.757	78.90	728
CO	151	38,500,004	7.38	254,967	6.822	77.34	733
FL	57	19,928,285	3.82	349,619	6.747	71.23	731
NV	68	16,906,759	3.24	248,629	6.861	74.57	724
OR	58	15,788,493	3.03	272,215	6.827	75.65	739
NC	67	15,059,808	2.89	224,773	6.852	75.79	730
WA	56	14,036,317	2.69	250,649	6.919	78.48	714
NY	32	12,905,996	2.47	403,312	6.709	69.95	716
Other	391	91,651,794	17.56	234,404	6.868	75.79	718
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY OCCUPANCY TYPE

Occupancy Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
Investor	172	$30,905,379	5.92%	$179,682	7.390%	70.36%	729
Owner Occupied	1,581	464,178,911	88.96	293,598	6.774	74.66	722
Second Home	102	26,725,284	5.12	262,013	6.971	76.56	739
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY PROPERTY TYPE

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
2 Family	45	$13,594,103	2.61%	$302,091	6.878%	69.38%	711
3-4 Family	25	5,935,184	1.14	237,407	7.393	70.15	734
Condo	200	48,247,288	9.25	241,236	6.954	77.10	728
Single Family/PUD	1,585	454,032,999	87.01	286,456	6.797	74.43	723
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY PURPOSE

Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
Rate Term/Cashout Refinance	661	$218,325,849	41.84%	$330,296	6.793%	69.58%	713
Purchase	1,194	303,483,726	58.16	254,174	6.841	78.04	731
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY DOCUMENTATION TYPE

Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
FULL/ALT	699	$200,344,230	38.39%	$286,615	6.618%	74.77%	729
NO DOC	188	40,737,265	7.81	216,688	7.067	74.09	722
NO RATIO	184	42,210,279	8.09	229,404	7.070	75.87	720
STATED INCOME STATED ASSETS	86	16,966,964	3.25	197,290	7.426	76.05	689
STATED INCOME VERIFIED ASSETS	698	221,550,837	42.46	317,408	6.865	73.96	721
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY CREDIT SCORE

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
820 & Above	2	$610,816	0.12%	$305,408	6.518%	69.53%	824
800 - 819	64	17,483,027	3.35	273,172	6.592	72.86	805
780 - 799	153	46,537,799	8.92	304,169	6.623	73.42	790
760 - 779	221	69,350,731	13.29	313,804	6.708	74.14	769
740 - 759	258	75,848,345	14.54	293,986	6.745	75.53	749
720 - 739	240	65,042,662	12.46	271,011	6.782	75.28	729
700 - 719	270	77,053,768	14.77	285,384	6.833	74.62	709
680 - 699	285	74,106,254	14.20	260,022	6.934	74.99	689
660 - 679	185	52,041,777	9.97	281,307	6.947	74.53	670
640 - 659	91	22,361,387	4.29	245,730	7.065	73.84	650
620 - 639	78	19,406,220	3.72	248,798	7.250	72.52	631
600 - 619	6	1,688,790	0.32	281,465	6.619	68.14	608
580 - 599	2	278,000	0.05	139,000	6.850	57.10	584
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY PREPAYMENT PENALTY TERM

Prepayment Penalty Terms	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
0	1,810	$512,161,167	98.15%	$282,962	6.819%	74.51%	723
36	45	9,648,407	1.85	214,409	6.906	73.84	733
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY LIEN TYPE

Lien Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
1	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY INTEREST ONLY LOANS

Interest Only Loans	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
N	1,092	$272,464,270	52.22%	$249,509	6.816%	74.30%	722
Y	763	249,345,304	47.78	326,796	6.826	74.72	725
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

DISTRIBUTION BY INTEREST ONLY TERM (MONTHS)

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance	Weighted Average Gross Interest Rate	Weighted Average Original LTV	Weighted Average FICO Score
0	1,092	$272,464,270	52.22%	$249,509	6.816%	74.30%	722
120	763	249,345,304	47.78	326,796	6.826	74.72	725
Total:	1,855	$521,809,575	100.00%	$281,299	6.821%	74.50%	723

Contact Information
Goldman, Sachs & Co.
Syndicate
Scott Wisenbaker	212-902-2858
Mitch Resnick	44(20)7774-3068
Omar Chaudhary	81(3)6437-7198

Trading
Genevieve Nestor	(212)357-0996
Devin Wicker	(212)902-1964
Justin Gregory	(212)902-4702

Finance
William Moliski	(212)902-4668
Asseneta Deliiska	(212)357-8179

Structuring
Jamshed Engineer	(212)357-2876
Jung Lee	(212)357-4262

Collateral
Edward Hou	(212)902-5676

Rating Agencies
Wioletta Frankowicz—Moody’s	Tel: (212)553-1019
wioletta.frankowicz@moodys.com
Michael Listner—S&P	Tel: (212) 438-2788
michael_listner@standardandpoors.com